UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35113	20-8536244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	GNCIQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*

On June 30, 2020, the issuer’s common stock was suspended from trading on the New York Stock Exchange (the “NYSE”). Effective July 1, 2020, trades in the issuer’s common stock began being quoted on the OTC Pink Marketplace under the symbol “GNCIQ.” On July 1, 2020, the NYSE filed a Form 25 to delist the issuer’s common stock and to remove it from registration under Section 12(b) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 23, 2020, GNC Holdings, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) commenced voluntary cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 proceedings are jointly administered under the caption In re GNC Holdings, Inc., et al. (the “Chapter 11 Cases”). Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at http://cases.primeclerk.com/GNC, a website administered by Prime Clerk, a third party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Also as previously disclosed, on August 7, 2020, the Debtors entered into a Stalking Horse Agreement (as amended from time to time, the “Stalking Horse Agreement”) with Harbin Pharmaceutical Group Holding Co., Ltd. (“Harbin”), pursuant to which Harbin agreed to acquire substantially all of the Debtors’ assets at the closing of the transactions contemplated therein (the “Closing”). On October 7, 2020, the Company (on behalf of itself and the other Debtors) and Harbin entered into the Fifth Amendment to Stalking Horse Agreement (the “Fifth Amendment”), pursuant to which, among other things, the parties agreed (a) to modify certain provisions related to the timing and frequency of the distribution of the Debtors’ remaining cash after the Closing and after the Debtors have completed the wind-down process in the Bankruptcy Court; (b) that royalty payments required to be made with respect to the Company’s trademarks by counterparties under rejected contracts, constitute purchased assets under the Stalking Horse Agreement; (c) to remove certain additional contracts and leases from the list of agreements to be assumed by Harbin; (d) that Harbin is prohibited from amending the Company’s executive pay policy for the first twelve (12) months after the Closing in any manner that would adversely impact a Transferred Employee’s (as defined in the Stalking Horse Agreement) amount of severance or the events qualifying a Transferred Employee for severance; and (e) make additional modifications and clarifications with respect to the liabilities being assumed by Harbin, as further set forth in the Fifth Amendment.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which has been filed with the Bankruptcy Court and is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on February 13, 2019, the Company entered into the Amended and Restated Stockholders Agreement by and among the Company and Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the People’s Republic of China (“Harbin Listco”), which sets forth, among other things, the Company’s and Harbin Listco’s rights and obligations with respect to Harbin Listco’s investment in the Series A Convertible Preferred Stock of the Company (the “Stockholders Agreement”).

On October 7, 2020, the Company and Harbin Listco terminated the Stockholders Agreement in its entirety, without any continuing rights or obligations of the parties thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 7, 2020, the Debtors and Harbin consummated the Closing, thereby completing the disposition of substantially all of the Debtors’ assets in accordance with the Stalking Horse Agreement. The Closing was consummated through a series of transactions contemplated by the Stalking Horse Agreement, whereby, immediately prior to the Closing, the Debtors (a) transferred substantially all of their assets (other than their Canadian assets) to GNC Holdings, LLC, a Delaware limited liability company formed as a wholly owned subsidiary of the Company (“New GNC”) and (b) transferred substantially all of their Canadian assets to GNC Canada Holdings ULC, a Nova Scotia unlimited liability company formed as a wholly owned subsidiary of New GNC. At the Closing, Harbin, indirectly through ZT Biopharmaceutical LLC, a Delaware limited liability company and wholly owned subsidiary of Harbin, purchased 100% of the issued and outstanding equity interests in New GNC.

Proceeds from the Closing are being used to, among other things, pay off (a) all amounts owing under the $100 million Debtor-in-Possession Term Loan Credit Agreement, by and among GNC Corporation, General Nutrition Centers, Inc., GLAS Trust Company, LLC, as administrative agent and collateral agent, and the lenders party thereto, (b) the $100 million of roll-up term loans under the Amended and Restated Term Loan Agreement, dated as of February 28, 2018, among GNC Corporation, General Nutrition Centers, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, and (c) all amounts owing under the $275 million Debtor-in-Possession Amended and Restated ABL Credit Agreement, by and among GNC Corporation, General Nutrition Centers, Inc., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.

Following the Closing, the Debtors will seek an order from the Bankruptcy Court confirming the Debtors’ Joint Chapter 11 Plan of Reorganization (the “Plan”), pursuant to which, among other things, the Debtors expect to distribute approximately (a) $126 million in cash (subject to reduction for certain amounts that may need to be escrowed in connection with the confirmation of the Plan) and $184 million in second lien notes (subject to increase to take account of any cash reduction in accordance with the terms of the Stalking Horse Agreement) issued by New GNC to the Company’s Tranche B-2 term lenders (which, together with the $100 million term loan roll-up described above, would constitute an approximate recovery of $410 million to the Company’s Tranche B-2 term lenders) and (b) $4.5 million in cash and $20 million in subordinated notes to be issued by New GNC to the Debtors’ unsecured creditors. The Plan also contemplates that all outstanding shares of its common stock and preferred stock will be cancelled under the Plan, with shareholders receiving no distributions thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and effective as of the Closing, each of Yong Kai Wong, Hsing Chow, Alan Wan, Michele S. Meyer and Rachel Lau are resigning from the board of directors of the Company (the “Board”) and any committees of the Board on which they served.

In addition, each of Tricia K. Tolivar (Executive Vice President, Chief Financial Officer), Joshua Burris (Chief US Officer), Susan M. Canning (Senior Vice President, General Counsel and Corporate Secretary), Cameron Lawrence (Senior Vice President, Chief Accounting Officer), Ryan Ostrom (Chief Brand Officer), and Steve Piano (Senior Vice President, Chief Human Resources Officer) resigned from their respective executive officer positions with the Company and other positions they hold with the Company’s subsidiaries, effective as of the close of business on the date hereof, and assumed employment positions with New GNC.

As previously disclosed, on September 18, 2020, Harbin notified the Company in writing that pursuant to Section 7.10(a) of the Stalking Horse Agreement, Harbin will not be making an offer of employment to Kenneth A. Martindale, the Company’s Chief Executive Officer, and Carl Seletz, the Company’s Chief Global Officer. Accordingly, pursuant to Section 7.10(b) of the Stalking Horse Agreement, the Company has terminated Mr. Martindale’s and Mr. Seletz’s employment with the Company, effective immediately prior to the Closing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Fifth Amendment to Stalking Horse Agreement, dated October 7, 2020.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: October 7, 2020	By:	/s/ Tricia K. Tolivar
	Name:	Tricia K. Tolivar
	Title:	Executive Vice President and Chief Financial Officer